Exhibit 5

September 18, 2009

The Board of Directors of Altair Nanotechnologies Inc. 204 Edison Way Reno, Nevada U.S.A. 89502

Re           Registration Statement on Form S-3

Dear Sirs:

We have acted as Canadian counsel to Altair Nanotechnologies Inc., a corporation incorporated under the Canada Business Corporations Act (the "Corporation"), in connection with the Registration Statement on Form S–3 (the “Registration Statement”) to be filed by the Corporation under the Securities Act of 1933, as amended (the “Securities Act”).  The Corporation has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement.  The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).  The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Corporation of:

(i)	common shares, without par value, of the Corporation (the “Common Shares”);

(ii)
warrants to purchase Common Shares (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable series of Warrants thereunder, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Warrant Agreement”); and

(iii)
units comprised of one or more Common Shares and Warrants, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, in the forms that will be filed as exhibits to the Registration Statement, as such agreements may be supplemented from time to time (each, a “Unit Agreement”).

The Common Shares, the Warrants and the Units are collectively referred to herein as the “Securities.”  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.  The aggregate public offering price of the Securities being registered will not exceed $150,000,000.

In connection with the opinions hereinafter expressed, we have conducted or caused to be conducted such searches as we have considered necessary, advisable or relevant.  We have also  prepared  or  examined  all such  documents,  corporate records of the  Corporation,  certificates of officers of the  Corporation,  and other  materials as we considered  advisable or relevant.  We have also examined such  statutes,  corporate  and public  records  and other  documents  including certificates or statements of public  officials,  and considered such matters of law,  as we have  deemed  necessary  as a basis  for  the  opinions  hereinafter expressed.  For the purposes of the opinions set forth below,  we have  assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  the conformity to  authentic  or  original  documents  of  all  documents  submitted  to  us as certified, conformed, telecopied or photostatic copies and the legal capacity at all relevant times of any natural person signing any such document.

We are solicitors qualified to carry on the practice of law in the Province of Ontario only.  We express no opinion as to any laws, or matters governed by any laws other than the Canada the laws of the  Province of Ontario  and the federal  laws of Canada applicable to the Corporation as such laws exist on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

1.           With respect to the Common Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post–effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Shares has been duly authorized by all necessary corporate action on the part of the Corporation; (iii) the issuance and sale of the Common Shares do not violate any applicable law, are in conformity with the Corporation’s then operative articles of incorporation or continuance (the “Articles of Incorporation”) and Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Corporation and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (iv) the certificates for the Common Shares have been duly executed by the Corporation, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and non-assessable.

2.           With respect to the Warrants issued under any Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post–effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Corporation and any other party required to sign the same by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Corporation and any other party required to sign the same; (iv) the issuance and terms of the Warrants have been duly authorized by the Corporation by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (vi) the Warrants have been duly executed and delivered by the Corporation and authenticated by any party required to authentic or execute the same and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized and validly issued.

3.           With respect to the Units issued under any Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post–effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Unit Agreement has been duly authorized by the Corporation and any other party required to authorize the same by all necessary corporate action; (iii) the Unit Agreement has been duly executed and delivered by the Corporation and any other party required to execute and deliver the same; (iv) the issuance and terms of the Units have been duly authorized by the Corporation by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation, so as to be in conformity with the Articles of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; and (vi) the Units have been duly executed and delivered by the Corporation and authenticated by any other party required to execute, deliver and authentic the same pursuant to the Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized and validly issued.

We hereby consent to the reference to our firm under "Legal Matters" in the prospectus which constitutes a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

/s/ Cassels Brock & Blackwell LLP